UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

DAVIDsTEA Inc.
(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal, Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	DTEA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.03 Bankruptcy or Receivership.

On July 8, 2020, PricewaterhouseCoopers Inc., as the court-appointed monitor for DAVIDsTEA Inc. (the “Company”), a corporation incorporated under the Canada Business Corporations Act, and its wholly-owned subsidiary, DavidsTea (USA), Inc., in proceedings (the “Canadian Proceedings”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) pending before the Québec Superior Court (the “Canadian Court”), filed petitions under Chapter 15 of the United States Bankruptcy Code for recognition of the Canadian Proceedings and related relief. On July 9, 2020, the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) entered an order provisionally recognizing the Canadian Proceedings and enforcing the first day order issued by the Canadian Court on July 8, 2020 (the “U.S. Order”), in effect providing protection to the Company and its subsidiary from creditor action against their U.S. assets.

Item 8.01 Other Events.

On July 9, 2020, the Company issued a press release announcing (i) that the U.S. Court entered the U.S. Order and (ii) that the Company is sending notices to terminate leases for 82 of its stores in Canada and all 42 of its stores in the United States. The lease terminations will take effect in 30 days. All 100 remaining Company stores have been closed since March 17, 2020 due to the COVID-19 pandemic, and will remain so until further notice.

The Company’s restructuring efforts are focused primarily on exiting unprofitable stores and right-sizing its Canadian brick and mortar footprint, in the context of an increasingly challenging retail environment, further exacerbated by the COVID-19 pandemic. The Company’s objective is to create a leaner and more efficient company and to accelerate its transition to an online retailer and wholesaler of high-quality tea and accessories, better positioned for long-term growth.

A copy of the press release related to this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 8.01.

Cautionary Forward-Looking Statements

This Current Report on Form 8-K includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our restructuring process, the COVID-19 pandemic, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, the closing of certain of our retail stores, future lease liabilities, our results of operations, financial condition, liquidity and prospects, the impact of the COVID-19 pandemic on the global macroeconomic environment, and our ability to avoid the delisting of the Company’s common stock by Nasdaq due to the restructuring or our inability to maintain compliance with Nasdaq listing requirements.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2020, filed with the United States Securities and Exchange Commission on June 16, 2020.

These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially-available relevant information. In light of these risks, uncertainties and assumptions, investors are cautioned not to unduly rely upon these statements.

Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 9, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

Date: July 10, 2020	By:	/s/ Frank Zitella
	Name:	Frank Zitella
	Title:	Chief Financial and Operating Officer

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